UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Marina Boulevard, Suite 250

Brisbane, CA  94005-1878

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, on December 29, 2015, KaloBios Pharmaceuticals, Inc. (the “Company”) filed a voluntary petition for bankruptcy protection under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The filing was made in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 15-12628). The Company continues to operate its business as debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

Credit Agreement

On April 1, 2016, the Company entered into a Debtor in Possession Credit and Security Agreement (the “Credit Agreement”) with Black Horse Capital Master Fund Ltd., as administrative agent and lender (“BHCMF” or “Agent”), Black Horse Capital LP, as a lender (“BHC”), Cheval Holdings, Ltd., as a lender (“Cheval”) and Nomis Bay LTD, as a lender (“Nomis” and, together with BHCMF, BHC and Cheval, the “Lenders”). The Credit Agreement provides for a debtor-in-possession credit facility in the original principal amount of $3,000,000.00 (the “Term Loan”). The Credit Agreement provides that the Term Loan will be made by the Lenders at an original discount equal to $191,000.00 (the “Upfront Fee”) and requires the payment by the Company to the Lenders of a commitment fee equal to $150,000.00 (the “Commitment Fee”). In accordance with the terms of the Credit Agreement, the Company will use the proceeds of the Term Loan for working capital, bankruptcy-related costs, costs related to the Company’s plan of reorganization, the payment of certain fees and expenses owed to the Agent and the Lenders in connection with the Credit Agreement and other costs incurred in the ordinary course of business.

Pursuant to the terms of the Credit Agreement, the Term Loan will bear interest at a rate per annum equal to 12.00%. The Term Loan is subject to certain customary representations, warranties and covenants, and the Lenders’ obligations to fund the Term Loan is contingent upon the satisfaction of certain conditions, including, without limitation, the entry of a final order by the Bankruptcy Court approving the Term Loan (the “Funding Order”).

In accordance with the bidding procedures order entered by the Bankruptcy Court, the Term Loan and the SPA (hereinafter defined) are together subject to competing, higher and better offers.

The Lenders have agreed to fund the Term Loan within three business days of the Funding Order becoming a "Final Order" as defined in the Credit Agreement, assuming all other conditions to funding have been satisfied (the “Funding Date”). The outstanding principal balance of the Term Loan, plus accrued and unpaid interest, plus the Upfront Fee, plus the Commitment Fee and all other non-contingent obligations (the “Conversion Amount”), will mature on the earlier of an event of default under the Credit Agreement or the effective date of the Company’s plan of reorganization. If there is no event of default under the Credit Agreement, and if the Lenders fund the exit financing under the Company's plan of reorganization, the Conversion Amount will be paid to the Lenders by converting the Conversion Amount into the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price equal to $1.75 per share, as may be adjusted pursuant to certain anti-dilution protections (the “Conversion Rate”).

Upon the occurrence of any event of default set forth in the Credit Agreement, the Agent has the option of terminating the Credit Agreement and declaring all of the Company’s obligations immediately payable. The occurrence of an event of default will cause the Term Loan to bear interest at a rate per annum equal to 17.00%. At the Agent’s option, upon the occurrence of an event of default, the Conversion Amount may be paid in cash to the Lenders or by conversion of the Conversion Amount into Common Stock at the Conversion Rate.

Further, under the terms of the Credit Agreement, the Lenders may also be entitled to a breakup fee (“Breakup Fee”) upon the occurrence of certain triggering events (the “Triggering Events”). A Triggering Event is defined in the Credit Agreement as any of the following events: (i) the Company consummates a sale of any of its intellectual property rights or other assets, which is not approved by Agent; (ii) the Company consummates a sale of all or substantially all of its assets or Common Stock, which is not approved by Agent; (iii) the Company accepts an alternative debtor-in-possession financing and/or exit financing proposal other than those proposals contemplated by the Letter of Intent, dated March 18, 2016 (the “Letter of Intent”), between the Company and the Lenders; and/or (iv) the Company consummates a plan of reorganization, which is not approved by Agent. The Breakup Fee is equal to the sum of, as determined in Agent’s discretion, either: (a) payment to the Lenders in the amount of $420,000.00 in immediately available funds or (b) (i) prior to the Funding Date, at Agent’s option, the Lenders’ purchase of $2,800,000.00 of Common Stock in the reorganized Company at a price of $1.75 per share in accordance with each Lender’s Term Loan commitment percentage or (ii) after the Funding Date, at Agent’s option, the Lenders’ purchase of $2,000,000.00 of Common Stock in the reorganized Company at a price of $1.75 per share in accordance with each Lender’s Term Loan commitment percentage, in each case plus reimbursement of up to $200,000.00 of reasonable attorneys’ fees and other expenses incurred by Lenders in connection with the financing and the other items identified in the Letter of Intent.

Subject to entry of the Funding Order, the Company’s obligations under the Credit Agreement will be (i) secured by first priority security interests in all of the Company’s real and personal property, subject only to certain carve outs and permitted liens, as set forth in the Credit Agreement; and (ii) granted super-priority administrative claim status in the Company's bankruptcy case, subject only to certain carve outs. The Company has and will, at the request of the Agent, enter into additional documents further documenting the Term Loan and securing the Company's obligations under the Credit Agreement in favor of the Agent and for the benefit of the Lenders.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Intellectual Property Security Agreement

In connection with the Credit Agreement, the Company executed in favor of the Agent an Intellectual Property Security Agreement, dated as of April 1, 2016 (the “IP Security Agreement”). Under the terms of the IP Security Agreement, the Company has pledged to the Agent for the ratable benefit of the Lenders, as collateral for its obligations under the Credit Agreement, all of its intellectual property.

The foregoing description of the IP Security Agreement does not purport to be complete and is qualified in its entirety by reference to the IP Security Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

Promissory Notes

In connection with the Company’s execution of the Credit Agreement, the Company has issued in favor of each Lender a promissory note in an amount equal to each Lender’s Term Loan commitment under the Credit Agreement. The promissory notes are attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6 and are incorporated herein by reference.

Securities Purchase Agreement

On April 1, 2016, the Company also entered into a Securities Purchase Agreement (the “SPA”) with the Lenders. The SPA provides for the sale to the Lenders on the closing date of an aggregate of 5,885,000 shares of the Company’s Common Stock, subject to adjustment as provided in the SPA, in respect of exit financing in the amount of $11,000,000 (the “Exit Financing”) plus an exit financing commitment fee of $770,000 payable by the Company to the Lenders, plus payment to the Lenders of their fees and expenses incurred in connection with the Exit Financing and the SPA.

The consummation of the transactions contemplated by the SPA are subject to certain closing conditions, including, without limitation, the funding of the Term Loan, the approval of the Bankruptcy Court of the Company’s plan of reorganization, and the simultaneous closing of the Company’s transaction with Savant Neglected Diseases, LLC, as previously reported in a Form 8-K filed on March 4, 2016. In addition, the closing of the transactions are contingent upon the board of directors of the Company, upon the effectiveness of the confirmed plan of reorganization, consisting of (i) one director to be designated by Nomis; (ii) one director to be jointly designated by BHC, BHCF, and Cheval; (iii) the Chief Executive Officer of the Company to be designated jointly and unanimously by the Lenders; and (iv) two independent directors to be designated jointly and unanimously by the Lenders. When and if all of the closing conditions are met, the closing of the SPA will occur, but in no event later than June 30, 2016.

The SPA contains certain customary representations, warranties and covenants and sets forth certain events of default applicable to the Company and the Lenders. Upon the occurrence of an event of default, the Company or the Lenders, as applicable, will have the right to terminate the SPA. In addition, upon the occurrence of certain triggering events, as defined in the SPA and consistent with the Triggering Events set forth in the Credit Agreement, the Lenders will be entitled to the Breakup Fee, unless otherwise paid under the terms of the Credit Agreement.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA filed as Exhibit 10.7 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The item set forth above in Item 1.01 of this Form 8-K regarding the Term Loan is hereby incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The items set forth above in Item 1.01 of this Form 8-K regarding the Term Loan and the SPA are hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibit 10.1

Exhibit Description

Debtor in Possession Credit and Security Agreement, dated as of April 1, 2016, by and among KaloBios Pharmaceuticals, Inc., Black Horse Capital Master Fund Ltd., Black Horse Capital LP, Cheval Holdings, Ltd. and Nomis Bay LTD

10.2	Intellectual Property Security Agreement, dated April 1, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Black Horse Capital Master Fund Ltd., as Administrative Agent
10.3	Debtor In Possession Term Loan Note, dated April 1, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Black Horse Capital Master Fund Ltd.
10.4	Debtor In Possession Term Loan Note, dated April 1, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Black Horse Capital LP
10.5	Debtor In Possession Term Loan Note, dated April 1, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Cheval Holdings, Ltd.
10.6	Debtor In Possession Term Loan Note, dated April 1, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Nomis Bay LTD
10.7

Securities Purchase Agreement, dated as of April 1, 2016, by and among KaloBios Pharmaceuticals, Inc., Black Horse Capital Master Fund Ltd., Black Horse Capital LP, Cheval Holdings, Ltd. and Nomis Bay LTD

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: April 7, 2016

EXHIBIT INDEX

Exhibit 10.1

Exhibit Description

Debtor in Possession Credit and Security Agreement, dated as of April 1, 2016, by and among KaloBios Pharmaceuticals, Inc., Black Horse Capital Master Fund Ltd., Black Horse Capital LP, Cheval Holdings, Ltd. and Nomis Bay LTD

10.2	Intellectual Property Security Agreement, dated April 1, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Black Horse Capital Master Fund Ltd., as Administrative Agent
10.3	Debtor In Possession Term Loan Note, dated April 1, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Black Horse Capital Master Fund Ltd.
10.4	Debtor In Possession Term Loan Note, dated April 1, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Black Horse Capital LP
10.5	Debtor In Possession Term Loan Note, dated April 1, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Cheval Holdings, Ltd.
10.6	Debtor In Possession Term Loan Note, dated April 1, 2016, by KaloBios Pharmaceuticals, Inc. in favor of Nomis Bay LTD
10.7

Securities Purchase Agreement, dated as of April 1, 2016, by and among KaloBios Pharmaceuticals, Inc., Black Horse Capital Master Fund Ltd., Black Horse Capital LP, Cheval Holdings, Ltd. and Nomis Bay LTD